Exhibit 99.1

Contact: Heather Ferrante ViaSat Inc. +1 760-476-2633 www.viasat.com

ViaSat Announces Third Quarter Fiscal Year 2014 Results

Revenue up 16%; Adjusted EBITDA up 17% to record levels; New contract awards increase 23%

Carlsbad, Calif. – February 11, 2014 – ViaSat Inc. (NASDAQ: VSAT), an innovator in satellite and other wireless networking systems and services, announced financial results for the third quarter of fiscal year 2014. Revenues increased 16% to $332.6 million compared to the same period last year, and Adjusted EBITDA hit record levels, growing 17% year-over-year to $56.7 million for the third quarter of fiscal year 2014. Non-GAAP diluted net income attributable to ViaSat common stockholders was $0.03 per share, or a loss of $0.13 per share on a diluted GAAP basis – compared to net income of $0.04 and a loss of $0.47 per share, respectively, for the third quarter of fiscal year 2013.

ViaSat’s fiscal year-to-date results also reflected strong growth. Revenues increased 24% to $1.0 billion and Adjusted EBITDA grew 34% to $163.8 million compared to the same period last year. Net income attributable to ViaSat common stockholders increased to $0.35 per share on a non-GAAP diluted basis, or a loss of $0.13 per share on a diluted GAAP basis - compared to the prior year period losses of $0.18 and $0.99 per share, respectively.

“We are very pleased with the balance in our third quarter and year-to-date results,” said Mark Dankberg, chairman and CEO of ViaSat. “We’ve maintained double-digit revenue and Adjusted EBITDA growth, and substantially increased discretionary investments to defend and extend our technology lead in fixed and mobile satellite broadband networks. The launch of Exede® In The Air via JetBlue’s Fly-Fi™ service is an exciting example of opportunities uniquely enabled by our satellite network assets and innovative technologies. We aim to create an opportunity for disproportionately strong growth by redefining the in-flight Wi-Fi experience - engaging up to 10 times the number of passengers per flight, with speeds 10 to 100 times faster than competing systems, at costs far lower than possible with conventional infrastructure. We are fortunate to have similar disruptive opportunities in several key markets.”

Financial Results1

(In millions, except per share data)	Q3 FY14	Q3 FY13	First 9 Mos. FY14	First 9 Mos. FY13
Revenues	$332.6	$286.4	$1,007.5	$811.0
Adjusted EBITDA	$56.7	$48.4	$163.8	$122.5
Net loss[2]	$(6.0)	$(20.8)	$(5.9)	$(43.1)
Diluted per share net loss[2]	$(0.13)	$(0.47)	$(0.13)	$(0.99)
Non-GAAP net income (loss)[2]	$1.6	$1.8	$15.8	$(7.9)
Non-GAAP diluted per share net income (loss)[2]	$0.03	$0.04	$0.35	$(0.18)

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Fully diluted weighted average shares[3]	45.9	44.2	45.6	43.7

New contract awards	$326.8	$265.7	$971.9	$1,146.3
Sales backlog[4]	$797.9	$939.0	$797.9	$939.0

[1]	ViaSat uses a 52 or 53 week fiscal year which ends on the Friday closest to March 31. ViaSat quarters for fiscal year 2014 end on June 28, 2013, October 4, 2013, January 3, 2014, and April 4, 2014. This results in a 53 week fiscal year approximately every four to five years. Fiscal year 2014 is a 53 week year, compared with a 52 week year in fiscal year 2013. As a result of the shift in the fiscal calendar, the second quarter of fiscal year 2014 included an additional week. ViaSat does not believe that the extra week resulted in any material impact on its financial results.
[2]	Attributable to ViaSat Inc. common stockholders.
[3]	As the third quarter and first nine months of fiscal years 2014 and 2013 financial information resulted in a net loss, the weighted average number of shares used to calculate basic and diluted net loss per share is the same, as diluted shares would be anti-dilutive.
[4]	Amounts include certain backlog adjustments due to contract changes and amendments.

Segment Results

(In millions)	Q3 FY14	Q3 FY13	First 9 Mos. FY14	First 9 Mos. FY13
Satellite Services
New contract awards	$98.9	$71.4	$295.4	$212.5
Revenues	$98.6	$71.8	$284.8	$198.4
Adjusted EBITDA	$23.0	$11.0	$58.9	$24.1

Commercial Networks
New contract awards	$64.5	$45.8	$235.8	$417.7
Revenues	$91.9	$68.7	$299.4	$231.3
Adjusted EBITDA	$2.3	$2.4	$22.2	$10.9

Government Systems
New contract awards	$163.4	$148.5	$440.7	$516.1
Revenues	$142.0	$146.0	$423.2	$381.3
Adjusted EBITDA	$31.4	$35.1	$83.4	$87.7

Satellite Services

Our Satellite Services segment reported revenues of $98.6 million for the third quarter of fiscal year 2014, an increase of 37% year-over-year. We ended the quarter with nearly 620,000 consumer broadband subscribers and performed over 85,000 installations, including new additions and migrations. Our Satellite Services segment Adjusted EBITDA was $23.0 million for the third quarter, which more than doubled the amount reported for the same period last year, despite our substantial investments in intellectual property protection and legal expenses related to our high capacity satellite technologies. On a year-to-date basis, segment Adjusted EBITDA grew by 144% to $58.9 million for the first nine months of fiscal year 2014 compared to the same period last year.

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Commercial Networks

Our Commercial Networks segment generated $91.9 million in revenues during the third quarter of fiscal year 2014, an increase of $23.2 million, or 34%, compared to the same period last year. Year-to-date revenues also grew significantly, increasing by $68.1 million to $299.4 million compared to the same period last year as we continue to make progress on our international Ka-band infrastructure projects (including commencement of initial gateway installation) and ramp up production on our aeronautical mobile broadband systems contracts. Segment Adjusted EBITDA results of $2.3 million for the third quarter were relatively unchanged compared to last year, overcoming the increased investments in next generation satellites and integrated networking systems, which more than doubled year over year. Nonetheless, year-to-date segment Adjusted EBITDA grew significantly to $22.2 million, representing a 104% increase compared to the same period last year.

Government Systems

Our Government Systems segment reported revenue of $142.0 million for the third quarter of fiscal year 2014, a decrease of $4.0 million compared to the same period last year as completion of a Blue Force Tracking satellite service bandwidth contract offset growth in both command and control system production as well as sales of information assurance and security platforms. Year-to-date revenue growth compared to the same period last year remained solid at 11%. Segment Adjusted EBITDA was $31.4 million and $83.4 million for the quarter and year-to-date, respectively, a decrease of 11% and 5%, respectively, compared to the same periods last year. These results reflect our investment in dual band mobility systems, as well as network expansion costs supporting our government mobility offerings. Our military mobile broadband service revenue base remains strong, including a $52 million contract renewal awarded in the third quarter of fiscal year 2014.

Selected Fiscal Third Quarter Business Highlights

•	JetBlue launched Exede In The Air in-flight Internet service with very positive media and passenger reviews and flight data showing from three to ten times the passenger participation per plane compared to publicly-disclosed usage figures for other in-flight Wi-Fi offerings.

•	Received an additional $51.9 million award for global mobile satellite services to continue support of military mobile broadband missions.

•	Won a $33.5 million development contract from the U.S. government for Block Upgrade 2 hardware and software upgrades to our Multifunctional Information Distribution System-Low Volume Terminal (MIDS-LVT) Link 16 terminals.

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•	Received awards totaling over $21.7 million from the U.S. government for secure networking products and systems.

•	Received awards totaling over $13.8 million from international government organizations for tactical satcom networking equipment.

•	BAE Systems, U.K., and The Commonwealth of Australia announced separately that they have selected the ViaSat Small Tactical Terminal (STT) KOR-24 for Link 16 military communication applications.

•	Selected from a group of 33 nominated companies as the 2013 World Technology Award winner in the Communications Technology category by The World Technology Network for innovation in creating the high-capacity satellite system, featuring ViaSat-1.

Safe Harbor Statement

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements include, among others, statements that refer to future earnings, performance and growth opportunities, including with respect to our Exede Internet service, the launch of our new in-flight service speeds and number of passengers per flight. Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. Factors that could cause actual results to differ include: our ability to realize the anticipated benefits of the ViaSat-2 satellite; unexpected expenses related to the satellite project; our ability to successfully implement our business plan for our broadband satellite services on our anticipated timeline or at all, including with respect to the ViaSat-2 satellite system; risks associated with the construction, launch and operation of ViaSat-2 and our other satellites, including the effect of any anomaly, operational failure or degradation in satellite performance; negative audits by the U.S. government; continued turmoil in the global business environment and economic conditions; delays in approving U.S. government budgets and cuts in government defense expenditures; our reliance on U.S. government contracts, and on a small number of contracts which account for a significant percentage of our revenues; our ability to successfully develop, introduce and sell new technologies, products and services; reduced demand for products and services as a result of continued constraints on capital spending by customers; changes in relationships with, or the financial condition of, key customers or suppliers; our reliance on a limited number of third parties to manufacture and supply our products; increased competition and other factors affecting the communications and defense industries generally; the effect of adverse regulatory changes on our ability to sell products and services; our level of indebtedness and ability to comply with applicable debt covenants; our involvement in litigation, including intellectual property claims and litigation to protect our proprietary technology; and our dependence on a limited number of key employees. In addition, please refer to the risk factors contained in our SEC filings available at

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www.sec.gov, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update or revise any forward-looking statements for any reason.

Conference Call

ViaSat will host a conference call to discuss the fiscal year 2014 third quarter results at 5:00 p.m. Eastern Time on Tuesday, February 11, 2014. The dial-in number is (877) 640-9809 in the U.S. and (914) 495-8528 internationally. A replay of the conference call will be available from 8:00 p.m. Eastern Time on Tuesday, February 11 until midnight on Wednesday, February 12 by dialing (855) 859-2056 for U.S. callers and (404) 537-3406 for international callers, and entering the conference ID 59584979. You can also access our conference call webcast and other material financial information discussed on our conference call on the Investor Relations section of our website at investors.viasat.com. The call will be archived and available on that site for approximately one month immediately following the conference call.

About ViaSat (www.viasat.com)

ViaSat delivers fast, secure communications, Internet, and network access to virtually any location for consumers, governments, enterprises, and the military. The company offers fixed and mobile satellite network services including Exede by ViaSat, which features ViaSat-1, the world’s highest capacity satellite; service to more than 2,900 mobile platforms, including Yonder® Ku-band mobile service; satellite broadband networking systems; and network-centric military communication systems and cybersecurity products for the U.S. and allied governments. ViaSat also offers communication system design and a number of complementary products and technologies. Based in Carlsbad, California, ViaSat employs over 3,000 people in a number of locations worldwide for technology development, customer service, and network operations.

Use of Non-GAAP Financial Information

To supplement ViaSat’s consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), ViaSat uses non-GAAP net income (loss) attributable to ViaSat Inc. and Adjusted EBITDA, measures ViaSat believes are appropriate to enhance an overall understanding of ViaSat’s past financial performance and prospects for the future. We believe the non-GAAP results provide useful information to both management and investors by excluding specific expenses that we believe are not indicative of our core operating results. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting and facilitates comparisons to the company’s historical operating results. Further, these non-GAAP results are among the primary indicators that management uses as a basis for planning and forecasting in future periods. The presentation of this additional information is not meant to be considered in isolation or as a

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substitute for measures of financial performance prepared in accordance with GAAP. A reconciliation of specific adjustments to GAAP results is provided in the tables below.

Exede and Yonder are registered trademarks of ViaSat Inc.

Fly-Fi is a trademark of JetBlue Airways Corporation.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share data)

	Three months ended		Nine months ended
	January 3, 2014	December 28, 2012	January 3, 2014	December 28, 2012

Revenues:
Product revenues	$193,846	$164,694	$586,398	$480,898
Service revenues	138,709	121,748	421,140	330,129

Total revenues	332,555	286,442	1,007,538	811,027

Operating expenses:
Cost of product revenues	140,530	119,250	427,517	349,720
Cost of service revenues	102,606	92,145	313,010	266,096
Selling, general and administrative	69,100	62,209	207,474	172,789
Independent research and development	15,143	7,612	44,150	23,739
Amortization of acquired intangible assets	3,652	3,960	10,949	12,065

Income (loss) from operations	1,524	1,266	4,438	(13,382)
Interest expense, net	(9,166)	(10,634)	(29,173)	(33,628)
Loss on extinguishment of debt	—	(26,501)	—	(26,501)

Loss before income taxes	(7,642)	(35,869)	(24,735)	(73,511)
Benefit from income taxes	(1,682)	(15,255)	(19,569)	(30,607)

Net loss	(5,960)	(20,614)	(5,166)	(42,904)

Less: Net income attributable to the noncontrolling interest, net of tax	33	162	764	199

Net loss attributable to ViaSat Inc.	$(5,993)	$(20,776)	$(5,930)	$(43,103)

Diluted net loss per share attributable to ViaSat Inc. common stockholders	$(0.13)	$(0.47)	$(0.13)	$(0.99)

Diluted common equivalent shares	45,935	44,189	45,576	43,662

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) ATTRIBUTABLE TO VIASAT INC.

ON A GAAP BASIS AND NON-GAAP BASIS IS AS FOLLOWS:

	Three months ended		Nine months ended
	January 3, 2014	December 28, 2012	January 3, 2014	December 28, 2012

GAAP net loss attributable to ViaSat Inc.	$(5,993)	$(20,776)	$(5,930)	$(43,103)
Amortization of acquired intangible assets	3,652	3,960	10,949	12,065
Stock-based compensation expense	8,687	6,986	24,365	19,410
Loss on extinguishment of debt	—	26,501	—	26,501
Income tax effect	(4,749)	(14,829)	(13,548)	(22,729)

Non-GAAP net income (loss) attributable to ViaSat Inc.	$1,597	$1,842	$15,836	$(7,856)

Non-GAAP diluted net income (loss) per share attributable to ViaSat Inc. common stockholders	$0.03	$0.04	$0.35	$(0.18)

Diluted common equivalent shares	45,935	44,189	45,576	43,662

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) ATTRIBUTABLE TO VIASAT INC.

AND ADJUSTED EBITDA IS AS FOLLOWS:

	Three months ended		Nine months ended
	January 3, 2014	December 28, 2012	January 3, 2014	December 28, 2012

GAAP net loss attributable to ViaSat Inc.	$(5,993)	$(20,776)	$(5,930)	$(43,103)
Benefit from income taxes	(1,682)	(15,255)	(19,569)	(30,607)
Interest expense, net	9,166	10,634	29,173	33,628
Depreciation and amortization	46,500	40,324	135,751	116,717
Stock-based compensation expense	8,687	6,986	24,365	19,410
Loss on extinguishment of debt	—	26,501	—	26,501

Adjusted EBITDA	$56,678	$48,414	$163,790	$122,546

AN ITEMIZED RECONCILIATION BETWEEN SEGMENT OPERATING PROFIT (LOSS) BEFORE

CORPORATE AND AMORTIZATION OF ACQUIRED INTANGIBLE ASSETS AND ADJUSTED EBITDA IS AS FOLLOWS:

(In thousands)

	Three months ended January 3, 2014				Three months ended December 28, 2012
	Satellite Services	Commercial Networks	Government Systems	Total	Satellite Services	Commercial Networks	Government Systems	Total
Segment operating (loss) profit before corporate and amortization of acquired intangible assets	$(9,761)	$(6,528)	$21,465	$5,176	$(18,356)	$(3,399)	$26,981	$5,226
Depreciation *	29,962	4,355	6,206	40,523	27,009	2,451	5,178	34,638
Stock-based compensation expense	1,834	3,472	3,381	8,687	1,460	2,653	2,873	6,986
Other amortization	990	1,032	303	2,325	934	740	55	1,729

Adjusted EBITDA before other	$23,025	$2,331	$31,355	56,711	$11,047	$2,445	$35,087	48,579

Other				(33)				(165)

Adjusted EBITDA				$56,678				$48,414

	Nine months ended January 3, 2014				Nine months ended December 28, 2012
	Satellite Services	Commercial Networks	Government Systems	Total	Satellite Services	Commercial Networks	Government Systems	Total
Segment operating (loss) profit before corporate and amortization of acquired intangible assets	$(37,377)	$(3,558)	$56,322	$15,387	$(60,245)	$(7,304)	$66,232	$(1,317)
Depreciation *	88,656	12,348	16,738	117,742	77,607	8,076	13,314	98,997
Stock-based compensation expense	5,127	9,574	9,664	24,365	4,093	7,265	8,052	19,410
Other amortization	2,527	3,821	692	7,040	2,662	2,815	143	5,620

Adjusted EBITDA before other	$58,933	$22,185	$83,416	164,534	$24,117	$10,852	$87,741	122,710

Other				(744)				(164)

Adjusted EBITDA				$163,790				$122,546

*	Depreciation expenses not specifically recorded in a particular segment have been allocated based on other indirect allocable costs, which management believes is a reasonable method.

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands)

	As of January 3, 2014	As of March 29, 2013		As of January 3, 2014	As of March 29, 2013

Assets			Liabilities and Equity

Current assets:			Current liabilities:
Cash and cash equivalents	$41,362	$105,738	Accounts payable	$112,238	$83,009
Accounts receivable, net	282,594	266,970	Accrued liabilities	155,913	161,909
Inventories	126,491	106,281	Current portion of other long-term debt	1,518	2,230

Deferred income taxes	25,099	25,065	Total current liabilities	269,669	247,148
Prepaid expenses and other current assets	44,212	40,819	Senior Notes, net	584,151	584,993

Total current assets	519,758	544,873	Other long-term debt	85,914	1,456
			Other liabilities	51,542	52,640

Property, equipment and satellites, net	1,031,301	913,781	Total liabilities	991,276	886,237

Other acquired intangible assets, net	39,042	47,170	Total ViaSat Inc. stockholders’ equity	932,534	903,001
Goodwill	83,299	83,000	Noncontrolling interest in subsidiary	5,598	4,834

Other assets	256,008	205,248	Total equity	938,132	907,835

Total assets	$1,929,408	$1,794,072	Total liabilities and equity	$1,929,408	$1,794,072